UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2014

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Half Day Road, Suite 500, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Non-Employee Director; Stock Option Grant

Effective February 21, 2014, the Board of Directors (the “Board”) of Zebra Technologies Corporation (the “Company”) approved an increase in the size of the Board from 8 members to 9 and elected Frank Modruson to serve as a Class II director of the Company. The Board also increased the size of the Audit Committee of the Board and appointed Mr. Modruson to serve as a member of the Audit Committee.

A copy of the Company’s press release announcing the election of Mr. Modruson is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Board also approved both the cash and equity-based compensation retainers of Mr. Modruson for service as a non-employee director and as a member of the Audit Committee. Both the cash and equity retainers are prorated portions of the annual retainers payable to non-employee directors. The stock award was granted under Zebra’s 2011 Long-Term Incentive Plan, which was approved by stockholders in 2011. The stock award is vested in full upon grant. The 2011 Long-Term Incentive Plan is listed as Exhibit 10.1 and is incorporated herein by reference.

In connection with the election of Mr. Modruson to the Board, the Board approved an indemnification agreement between the Company and Mr. Modruson. The indemnification agreement is in the form approved by the Board in 2010. The following description of the form of indemnification agreement is qualified in its entirety by reference to the complete text of the agreement, is listed as Exhibit 10.2 and is incorporated herein by reference.

Service to Zebra and Indemnification. Individuals agree to continue to serve as a director or officer of Zebra and, at the request of Zebra, as a director, officer, employee, agent or fiduciary of another entity on behalf of Zebra. Under the agreement, an individual who is, or is threatened to be made, a party to or a participant in any threatened, pending or completed action, suit or other proceeding, other than a proceeding by or in the right of Zebra, is indemnified for all expenses, judgments, liabilities, fines, penalties and amounts paid in settlement actually and reasonably incurred, as long as the individual acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interests of Zebra and, as to a criminal proceeding, had no reasonable cause to believe that the individual’s conduct was unlawful. With respect to proceedings by or in the right of Zebra, there is no indemnity for judgments, liabilities, fines, penalties and amounts paid in settlement since these amounts accrue to Zebra. However, indemnity for judgments, liabilities, fines, penalties and amounts paid in settlement can be made if Delaware law subsequently allows. Either disinterested directors or independent counsel will determine if an individual is entitled to indemnification. When determining whether an entitlement to indemnification exists, the disinterested directors or independent counsel must presume the individual is entitled to indemnification and Zebra has the burden to overcome that presumption.

Exceptions to Indemnification. The agreement provides that there will not be an indemnity for (1) insurance actually paid to the individual, (2) short-swing profits under Section 16 of the Securities Exchange Act of 1934 for transactions involving equity securities of Zebra, (3) for clawbacks under the Sarbanes-Oxley Act of 2002 of incentive compensation, and (4) proceedings initiated by the individual.

Advancement of Expenses. Zebra will advance expenses incurred in connection with a proceeding within 30 days after Zebra receives a statement requesting an advance. The request can be made prior to or after final disposition of a proceeding. Advances are unsecured and interest-free.

Notice to Zebra. An individual must notify Zebra of any matter with respect to which the individual intends to seek indemnification or advancement of expenses.

Rights of Individuals. Individuals are entitled to a court proceeding to determine their rights under the agreement, although the individual has the right to choose arbitration. The rights of indemnification and to receive advancement of expenses are not exclusive of any other rights the individual may have under applicable law, Zebra’s Restated Certificate of Incorporation, Zebra’s By-laws, a resolution of directors, or otherwise. If Zebra maintains a directors’ and officers’ insurance policy, the individual must be covered under the policy. Zebra is subrogated to any other rights of recovery the individual may have to the extent Zebra makes a payment under the agreement.

EXHIBIT INDEX

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit

Exhibit No.	Description of Exhibits

10.1	Long-Term Incentive Plan[1]

10.2	Form of indemnification agreement between Zebra Technologies Corporation and each director and executive officer. [2]

99.1	Press Release

[1]	Incorporated by reference from Proxy Statement dated April 15, 2011 for the 2011 Annual Meeting of Stockholders.
[2]	Incorporated by reference from Quarterly Report on Form 10-Q for the quarter ended April 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: February 27, 2014	By:	/s/ Jim Kaput
Jim Kaput
SVP, and General Counsel